Investor Relations Contact:	Exhibit 99.1

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES THIRD QUARTER FISCAL 2007 RESULTS; $0.26 EPS

SAN JOSE, CA, JANUARY 18, 2007 — Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $450.7 million in the third quarter of fiscal 2007, down 4% sequentially from the prior quarter and flat with the same quarter a year ago. Third quarter net income of $87.5 million, or $0.26 per diluted share, decreased 6% from the prior quarter, and included stock-based compensation of $21.4 million.  Third quarter net income also included a tax benefit of approximately $0.02 per diluted share related to the reinstatement of the R&D tax credit and a reduction in the fiscal 2006 income tax provision.

Xilinx also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per outstanding share of common stock, payable on February 28, 2007 to all stockholders of record at the close of business on February 7, 2007.

Additional third quarter comparisons are represented in the chart below:

GAAP Results

(In millions, except EPS)

				Growth Rates
	Q3 FY 2007	Q2 FY 2007	Q3 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$450.7	$467.2	$449.6	-4%	0%
Operating income	$82.2	$93.2	$119.8	-12%	-31%
Net income	$87.5	$93.0	$81.0	-6%	8%
Diluted earnings per share	$0.26	$0.27	$0.23	-4%	13%

Results Excluding the Effects of Stock-Based Compensation

(In millions, except EPS)

				Growth Rates
	Q3 FY 2007	Q2 FY 2007	Q3 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$450.7	$467.2	$449.6	-4%	0%
Operating income	$103.6	$115.1	$119.8	-10%	-14%
Net income	$102.4	$109.9	$81.0	-7%	26%
Diluted earnings per share	$0.30	$0.32	$0.23	-6%	30%

Sales from all end markets were weaker than anticipated with the exception of the Industrial and Other end market, which increased 3% sequentially as strong sales from defense and test and measurement applications were offset by a decline in sales from industrial, scientific and medical applications.  Sales from the Communications end market decreased 7% sequentially, driven by softness in telecommunications.

“Sales from Mainstream and Base Products declined during the quarter,” said Wim Roelandts, Xilinx chief executive officer. “However, Xilinx experienced solid growth from New Products, which increased 12% sequentially and represented 26% of total sales, up from 13% of sales in the same quarter a year ago.  Sales from the Spartan™-3E and Virtex™-4 FX families were particularly strong during the quarter driven by a broad base of customers and applications.”

Business Review — December Quarter Fiscal 2007

•                  Total inventory days at Xilinx and distribution were 118 days, down from 126 days last quarter.

•                  Accounts receivable days sales outstanding were 30, down from 36 in the prior quarter.

•                  Capital expenditures and depreciation were $21 million and $13 million, respectively.

Net Revenues by Geography:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2007	FY 2007	FY 2006	Q-T-Q	Y-T-Y
North America	40%	40%	43%	-4%	-7%
Europe	23%	23%	20%	-3%	14%
Asia Pacific	25%	25%	23%	-5%	7%
Japan	12%	12%	14%	0%	-10%

Net Revenues by End Market:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2007	FY 2007	FY 2006	Q-T-Q	Y-T-Y
Communications	44%	45%	48%	-7%	-8%
Industrial & Other	31%	29%	27%	3%	12%
Consumer & Automotive	16%	16%	14%	-1%	17%
Data Processing	9%	10%	11%	-11%	-13%

Net Revenues by Product*:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2007	FY 2007	FY 2006	Q-T-Q	Y-T-Y
New	26%	22%	13%	12%	100%
Mainstream	52%	54%	61%	-7%	-14%
Base	16%	18%	20%	-10%	-20%
Support	6%	6%	6%	-8%	-5%

*Products are classified as follows:

New Products: Virtex-5, Virtex-4, Spartan-3, Spartan-3E, and CoolRunner™- II products

Mainstream Products: Virtex-II Pro, Virtex-II, Spartan-IIE, Spartan-II, CoolRunner, Virtex-E products

Base Products: Virtex, XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support Products: Configuration solutions, HardWire, Software & Support/Services

Highlights — December Quarter Fiscal 2007:

•                  Xilinx sales from products manufactured using 90nm and 65nm process technologies increased to a record 24% of total sales, up from 11% in the same quarter a year ago.  Based on cumulative revenues, Xilinx continues to demonstrate its technology leadership by supplying approximately 70% of the world’s 90nm field programmable gate arrays (FPGAs) and 100% of the world’s 65nm FPGAs.

•                  In December 2006, Xilinx shipped the industry’s highest density FPGA. Developed using an advanced power-saving 65nm process technology, the Virtex-5 LX330 FPGA delivers 65% more logic than the largest 90nm FPGAs. Xilinx foundry partners UMC and Toshiba have ramped production on their 65nm processes quickly and with excellent yields, allowing Xilinx to deliver the complete 65nm Virtex-5 LX platform on time and over one year ahead of its competition.

•                  Xilinx began shipping its Spartan-3A family of I/O-optimized FPGAs, an extension of its low-cost, high volume Spartan-3 Generation. The Spartan-3A platform provides a cost-reduced solution for applications where I/O count and capabilities matter more than logic density. With support for the industry’s widest range of I/O standards (26) and unique power, configuration capabilities and anti-cloning security advantages, Spartan-3A FPGAs provide a flexible and cost-saving solution to new high-volume applications within consumer and industrial end markets, such as display panel interfaces, video/tuner board interfaces and video switching.

Business Outlook — March Quarter Fiscal 2007

•                  Revenues expected to be flat to down 5% sequentially.

•                  Gross margin expected to be approximately 61% including $2 million of stock-based compensation charges.

•                  Operating expenses are expected to be up approximately 1% sequentially including $18 million of stock-based compensation.

•                  Other income expected to be approximately $21 million.

•                  Tax rate is expected to be approximately 22%.

•                  Fully diluted share count expected to decrease to approximately 336 million shares.

Business Update — March Quarter Fiscal 2007

The Company expects to issue a fourth quarter business update press release after the market closes on Monday, March 5, 2007.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Dec. 30,	Dec. 31,	Sept. 30,	Dec. 30,	Dec. 31,
	2006	2005	2006	2006	2005
Net revenues	$450,725	$449,605	$467,180	$1,399,267	$1,253,913
Cost of revenues	177,963	166,476	180,580	550,602	478,926
Gross margin	272,762	283,129	286,600	848,665	774,987

Operating expenses:
Research and development	96,092	81,073	95,951	289,625	239,730
Selling, general and administrative	89,973	80,683	95,462	279,853	234,414
Amortization of acquisition-related intangibles	2,007	1,536	2,031	6,069	5,047
Litigation settlements and contingencies	2,500	—	—	2,500	3,165
Stock-based compensation related to prior years	—	—	—	2,209	—
Total operating expenses	190,572	163,292	193,444	580,256	482,356

Operating income	82,190	119,837	93,156	268,409	292,631
Impairment loss on investments	(1,513)	—	—	(1,950)	—
Interest income and other, net	22,440	10,943	26,132	63,413	36,196
Income before income taxes	103,117	130,780	119,288	329,872	328,827
Provision for income taxes	15,608	49,811	26,242	66,826	85,419
Net income	$87,509	$80,969	$93,046	$263,046	$243,408

Basic net income per common share	$0.26	$0.23	$0.27	$0.77	$0.70
Diluted net income per common share	$0.26	$0.23	$0.27	$0.76	$0.68
Cash dividends declared per common share	$0.09	$0.07	$0.09	$0.27	$0.21

Common and equivalent shares used in computing net income per share amounts:
Basic	334,062	348,203	339,431	339,571	349,674
Diluted	339,669	353,237	343,192	345,347	355,881

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Dec. 30,	Apr. 1,
	2006	2006
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$1,157,653	$984,917
Investment in United Microelectronics Corporation, current portion	—	37,285
Accounts receivable, net	147,711	194,205
Inventories	185,232	201,029
Deferred tax assets and other current assets	234,137	230,812
Total current assets	1,724,733	1,648,248

Net property, plant and equipment	367,748	358,257
Long-term investments	641,223	616,296
Investment in United Microelectronics Corporation, net of current portion	72,284	239,209
Other assets	293,079	311,537

Total Assets	$3,099,067	$3,173,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$228,363	$218,466
Deferred income on shipments to distributors	96,144	126,558
Total current liabilities	324,507	345,024

Deferred tax liabilities	105,425	92,153
Other long-term liabilities	1,321	7,485
Stockholders’ equity	2,667,814	2,728,885

Total Liabilities and Stockholders’ Equity	$3,099,067	$3,173,547

(1)             Derived from audited financial statements

Xilinx, Inc.

RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Dec. 30,	Sept. 30,	Dec. 30,
	2006	2006	2006

GAAP operating income	$82,190	$93,156	$268,409
Adjustment for stock-based compensation within:
Cost of revenues	2,292	2,426	8,360
Research and development	10,029	9,810	32,203
Selling, general and administrative	9,123	9,670	29,595
Stock-based compensation related to prior years	—	—	2,209
Non-GAAP operating income	$103,634	$115,062	$340,776

GAAP net income	$87,509	$93,046	$263,046
Adjustment for stock-based compensation within:
Cost of revenues	2,292	2,426	8,360
Research and development	10,029	9,810	32,203
Selling, general and administrative	9,123	9,670	29,595
Stock-based compensation related to prior years	—	—	2,209
Provision for income taxes	(6,566)	(5,016)	(17,568)
Non-GAAP net income	$102,387	$109,936	$317,845

GAAP diluted net income per common share	$0.26	$0.27	$0.76
Adjustment for stock-based compensation	0.04	0.05	0.16
Non-GAAP diluted net income per common share	$0.30	$0.32	$0.92

Shares used in GAAP diluted net income per common share calculation	339,669	343,192	345,347
Adjustment for stock-based compensation	(1,161)	(739)	(1,501)
Shares used in non-GAAP diluted net income per common share calculation	338,508	342,453	343,846

GAAP gross margin percentage	60.5%	61.3%	60.7%
Adjustment for stock-based compensation	0.5%	0.6%	0.6%
Non-GAAP gross margin percentage	61.0%	61.9%	61.3%

GAAP operating margin percentage	18.2%	19.9%	19.2%
Adjustment for stock-based compensation	4.8%	4.7%	5.2%
Non-GAAP operating margin percentage	23.0%	24.6%	24.4%

GAAP net margin percentage	19.4%	19.9%	18.8%
Adjustment for stock-based compensation	3.3%	3.6%	3.9%
Non-GAAP net margin percentage	22.7%	23.5%	22.7%

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude the effects of stock-based compensation and the requirements of Statement of Financial Accounting Standards No. 123(R), "Share-based Payment" (SFAS 123(R)). The non-GAAP financial measures used by management and disclosed by the Company exclude the statement of income effects of all forms of stock-based compensation and the effects of SFAS 123(R) upon the number of diluted shares used in calculating non-GAAP net income per share.  These non-GAAP financial measures are not in accordance with or an alternative for GAAP measures and may be different from, and therefore not comparable to, non-GAAP measures used by other companies. The Company has provided reconciliations of the non-GAAP measures to the most directly comparable GAAP measures. Xilinx believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures and our reconciliations, provides useful information to management and investors regarding financial and business trends relating to Xilinx’s financial condition and results of operations.  For additional information regarding these non-GAAP financial measures and their use by Company management, see the Form 8-K dated January 18, 2007 that Xilinx has filed with the SEC.